UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

MEDASORB TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852
(Address of principal executive office) (Zip Code)

(732) 329-8885
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to an agreement dated January 8, 2009, Al Kraus has been appointed Chairman of the Board of Directors of the MedaSorb Technologies Corporation and its wholly owned subsidiary, CytoSorbents, Inc. (collectively, the “Company”).  Al Kraus was a current Director and previously served as Chief Executive Officer of the Company.  Mr. Kraus has entered into a consulting agreement with the Company.  Such agreement is attached hereto as Exhibit 10.1.

Dr. Phillip Chan, M.D., Ph.D. who was appointed the interim Chief Executive Officer of the Company effective January 1, 2009, has entered into an employment agreement with the Company dated January 8, 2009.  His appointment was disclosed in a Form 8-K filed on October 30, 2008 and is incorporated herein by reference.  On January 8, 2009, Dr. Chan entered into an employment agreement with the Company.  A copy of his employment agreement is attached as Exhibit 10.2 hereto.

As of January 8, 2008, Dr. Robert Bartlett joined the Company as our Chief Medical Officer.  As of the date of this filing, Dr. Bartlett has not been appointed to any committee of the board of directors.  On January 8, 2009, Dr. Bartlett entered into a consulting agreement with the Company.  A copy of his consulting agreement is attached as Exhibit 10.3 hereto.

Dr. Robert Bartlett – Chief Medical Officer
Dr. Bartlett is Professor Emeritus of Surgery at the University of Michigan Health System (UMHS). Prior to becoming Professor Emeritus in 2005, Dr. Bartlett was Director of the Surgical Intensive Care Unit, Chief of the Trauma/Critical Care division and Director of the Extracorporeal Life Support Program at UMHS.   Among Dr. Bartlett’s many distinguished accomplishments, he is best known as the pioneer in the development of the extracorporeal membrane oxygenation machine (ECMO), used to oxygenate blood in critically ill patients worldwide. He received his MD from the University of Michigan Medical School, cum laude, completed his general surgery residency at Peter Bent Brigham Hospital in Boston, and was Chief Resident in thoracic surgery. He was also previously faculty at the University of California, Irvine. Dr. Bartlett is the recipient of 26 separate research grants, 14 from the National Institutes of Health, including an RO1 grant for the development of a completely artificial lung.  He has also received numerous national and international awards for his contributions to critical care medicine.

Item 7.01	Regulation FD Disclosure.

On January 9, 2009 we issued a press release regarding the appointment of Mr. Al Kraus as our Chairman of the Board of Directors, Dr. Phillip Chan as our Interim Chief Executive Officer and Dr. Robert Bartlett as our Chief Medical Officer. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Consulting Agreement with Mr. Al Kraus
10.2	Employment Agreement with Dr. Phillip Chan
10.3	Consulting Agreement with Dr. Robert Bartlett
99.1	Press release dated January 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2009
MEDASORB TECHNOLOGIES CORPORATION

	By:	/s/ David Lamadrid
David Lamadrid,
Chief Financial Officer